SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant          <checked-box>
     Filed by a party other than the registrant <square>

     Check the appropriate box:

     <checked-box> Preliminary proxy statement
     <square> Definitive proxy statement
     <square> Definitive additional materials
     <square> Soliciting material pursuant to Rule 14a-11 or Rule 14a-12

                            3NET  SYSTEMS, INC.
           (Name of Registrant as Specified in Its Charter)

                          BOARD OF DIRECTORS
              (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

     <square> $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(I)(1),  or  14a-
                    6(j)(2).
     <square>  $500  per each party to the controversy pursuant to Exchange Act
                     Rule 14a-6(I)(3).
     <square> Fee computed  on  table  below per Exchange Act Rules 14a-6(I)(4)
                   and 0-11.

     (1)   Title of each class of securities to which transaction applies:

     (2)   Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

     (4)   Proposed maximum aggregate value of transaction:

     <square>  Check  box  if  any  part  of  the  fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount previously paid:

     (2)   Form, schedule or registration statement No.:

     (3)   Filing party:

     (4)   Date filed:

                              3NET SYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD NOVEMBER 21, 1996

To Our Stockholders:

You are invited to attend the Annual Meeting of Stockholders of 3NET SYSTEMS, INC., a Delaware corporation (the "Company"), to be held on Thursday, November 21, 1996, at 10:00 a.m., local time, at 629 J Street, Sacramento, California 95814, to consider and act upon the following matters:

     1.    To elect four directors.

     2. To approve an amendment to Article Fourth of the Company's Amended and Restated Certificate of Incorporation increasing the authorized shares of Common Stock, par value $.01 per share, from 200,000,000 to 300,000,000.

     3. To approve an amendment to Article Fourth of the Company's Amended and Restated Certificate of Incorporation to provide for a one-for-ten consolidation of the Company's outstanding Common Stock, par value $.01 per share and to decrease the authorized number of shares of Common Stock from 300,000,000 to 100,000,000.

     4. To consider and act upon such other matters as may properly come before the meeting.

Each of the above matters is more fully described in the accompanying Proxy Statement.

Only stockholders of record at the close of business on October 23, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

In order that your shares may be represented at this meeting, please sign and return the enclosed Proxy promptly. A return envelope, which requires no postage, is enclosed.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 GEORGE R. VAN DERVEN
                                 President and Chief Executive Officer

Sacramento, California
October 28, 1996


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE
PREPAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANYTIME BEFORE THE PROXY IS EXERCISED.

                              3NET SYSTEMS, INC.
                                 629 J STREET
                             SACRAMENTO, CA 95814


                                PROXY STATEMENT

GENERAL

This Proxy Statement is furnished to holders of Common Stock and Preferred Stock of 3Net Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, November 21, 1996 or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 10:00 a.m. local time, at the Company's principal executive office located at 629 J Street, Sacramento, California 95814. A copy of the Company's Annual Report for the year ended June 30, 1996 accompanies this Proxy Statement. The Company's Proxy Statement and form of proxy are being mailed or delivered to stockholders of the Company on approximately October 28, 1996.

If a stockholder has shares under an IRA arrangement, the enclosed proxy card will serve as voting instructions for the shares held in an IRA as well as shares registered solely in the stockholder's name.

VOTING SECURITIES

Only stockholders of record on the books of the Company at the close of business on October 23, 1996 will be entitled to vote at the Annual Meeting. At the close on that date, there were outstanding 200,000,000 shares of Common Stock of the Company and 204,167 shares of Preferred Stock, Series D, of the Company. Each share of Common Stock is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Each share of Preferred Stock, Series D, is entitled to six votes upon each of the matters to be presented at the Annual Meeting. The holders of Common Stock and Preferred Stock, Series D, shall vote on each proposal as a class.

REQUIRED VOTE

The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast "For" or "Withheld" each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on Proposals No. 2 and 3 (amendments to the Certificate of Incorporation). Since the amendments to the Certificate of Incorporation (Proposals No. 2 and 3 in this Proxy Statement) require the approval of a majority of the outstanding shares of Common Stock and Preferred Stock, Series D, voting as a class, abstentions will have the effect of a negative vote. Brokers who hold shares in street name have the authority to vote in their discretion on "routine" items when they have not received instructions from beneficial owners. With respect to "non-routine" items, no broker may vote shares held for customers without specific instructions from such customers. Under Delaware law, a broker non-vote will have the same effect as a vote against the proposed amendments to the Certificate of Incorporation and will have no effect on the outcome of the election of directors.

REVOCABILITY OF PROXIES

Shares represented by a duly executed proxy in the accompanying form received by the Board of Directors prior to the meeting will be voted at the meeting. Any such proxy may be revoked at any time prior to exercise by written request delivered to the Secretary of the Company stating that the proxy is revoked, by the execution and submission of a later dated proxy, or by voting in person at the Annual Meeting. If a stockholder specifies a choice with respect to any matter to be voted upon by means of the ballot provided in the accompanying form of proxy, the shares will be voted in accordance with the specification so made. If the endorsed proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors.

SOLICITATION OF PROXIES

The expense of soliciting proxies will be borne by the Company. The principal solicitation of proxies is being made by mail and personal delivery. However, additional solicitations may be made by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

In the case of employee stockholders located in the Company's principal office in Sacramento, California, and in the case of certain other stockholders (see "Certain Relationships and Related Transactions"), this Proxy Statement and related materials may be hand delivered.


                                PROPOSAL NO. 1

                     NOMINATION AND ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting, each to serve until the next Annual Meeting of Stockholders and until his successor shall be elected and qualified or until his earlier death, resignation or removal. Currently there are three members of the Board of Directors comprised of Messrs. Faust, Lammerding and O'Neil. The four nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. If any nominee is not available for election (which the Company does not foresee), the Board of Directors will recommend the election of a substitute nominee and proxies in the accompanying form will be voted for the election of the substitute nominee unless authority to vote such proxies in the election of directors has been withheld.

The following table indicates certain information concerning the nominees.

NAME                      AGE       PRINCIPAL OCCUPATION AT PRESENT AND FOR
                                    PAST FIVE YEARS

Gerald W. Faust, Ph.D.    53        Director since June 1994;  President  of
                                    Faust Management Corporation since October
                                    1983; Adjunct Professor  at  the
                                    University of California at Los Angeles
                                    Graduate School of Management.
                                    Dr. Faust is a member of the Board of Directors of IMREG.

W. Robert Keen            54        Owner  of  Jonathan Companies, a management
                                    and consulting company, since 1993;
                                    President of Occupational-Urgent Care
                                    Health Systems,  Inc.   from  1988 to 1992.
                                    Mr. Keen is a member of the Advisory Board of the U.C. Davis Graduate School of
                                    Management and a Commissioner on the
                                    Sacramento County Civil Service Commission.

Edward L. Lammerding      65        Director  since November 1993, Chairman of
                                    the Board since 1995; President  of  Sierra
                                    Resources  Corporation  since
                                    1982;  Chairman  of the Board of Digital
                                    Power Corporation since  1989;  member
                                    California  Lottery  Commission  and
                                    member  of the Board  of  Trustees,  St.
                                    Mary's College; Director and Secretary of Occupational-Urgent Care Health Systems,
                                    Inc. from September 1983 to February 1992

Thomas W. O'Neil, Jr.     66        Director since November 1995; Certified
                                    Public Accountant; Partner, Schultze,
                                    Wallace  and O'Neil, CPA's since April
                                    1991; Retired Partner, KPMG Peat  Marwick,
                                    1955  to 1991; Director California
                                    Exposition and State  Fair  and Sacramento
                                    Regional Foundation; Chairman,  Regional
                                    Credit Association.

COMMITTEES OF THE BOARD; MEETINGS AND ATTENDANCE

The Company has a Compensation Committee, Audit Committee and Management Committee. The Company does not have a nominating committee.

The Compensation Committee consisted of Messrs. Lammerding and O'Neil during the fiscal year ended June 30, 1996. The Compensation Committee held one meeting in fiscal 1996. Its function is to establish compensation for all executive officers of the Company and administer the Company's Special Stock Option Plan, 1993 Stock Option/Stock Issuance Plan and Employee Savings Plan. The Audit Committee consisted of Messrs. Faust and O'Neil in fiscal 1996 and held one meeting during fiscal 1996. The Audit Committee provides advice and assistance regarding accounting, auditing and financial reporting practices of the Company. It reviews, with the Company's independent accountants, the scope and result of their audit, fees for services and independence in servicing the Company. The Management Committee consisted of Messrs. Faust and Lammerding in fiscal 1996 and held no meetings during fiscal 1996. The Management Committee may exercise all the authority of the Board of Directors in management of the Company, except for matters expressly reserved by law for action by the Board of Directors.

During fiscal 1996, the Board of Directors met twelve times. During this period, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

COMPENSATION OF DIRECTORS

Directors do not receive compensation for serving as such but each Director who is not an employee of the Company is, upon their initial election or appointment to the Board of Directors, automatically granted a stock option, subject to 3 years vesting, to purchase 50,000 shares of Common Stock at an exercise price equal to the fair market value on the date of the appointment or election under the Company's 1993 Stock Option/Stock Issuance Plan. Furthermore, beginning in the third year as a director, each director who is re-elected to the Board of Directors will receive an automatic grant of a stock option to purchase 10,000 shares of Common Stock, at an exercise price equal to the fair market value on the date of reelection. Such subsequent grant of 10,000 shares shall continue each year of re-election until the plan expires in 2003.


                                PROPOSAL NO. 2

            INCREASE IN AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

GENERAL

The Board of Directors of the Company has approved, and proposed for submission for stockholders' approval, an amendment to Article Fourth of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $0.01, from 200,000,000 to 300,000,000 in order to permit the Company to meet its obligations under conversion provisions of Preferred Stock, Series E. The number of authorized shares of the Company's Preferred Stock will not be affected by the proposed increase. As of the date of this Proxy Statement, the Company had 200,000,000 shares of Common Stock outstanding, and required 52,186,768 shares to be issued to the former holders of Preferred Stock, Series E, who converted such Preferred Stock into Common Stock. Approval of Proposal 2 will allow the Company to meet its obligation to issue shares of Common Stock to those shareholders who converted their Preferred Stock, Series E.

If the proposed amendment is approved by the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, Series E, Article Fourth will read as follows:

           "FOURTH: This Corporation is authorized to issue a total of Three Hundred One Million Two Hundred Thousand (301,200,000) shares of stock consisting of two classes of shares to be designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is Three Hundred Million (300,000,000), each with a par value of one cent ($0.01) and the number of shares of Preferred Stock authorized to be issued is One Million Two Hundred Thousand (1,200,000), each with a par value of six dollars ($6.00). The Preferred Stock may be issued in series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors is also authorized to determine, fix, alter or revoke the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series."

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR this proposal.


                                PROPOSAL NO. 3

PROVIDE FOR A ONE-FOR-TEN CONSOLIDATION OF SHARES OF COMMON STOCK AND DECREASE
                  AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

GENERAL

The Board of Directors has approved, and proposed for submission of stockholders' approval, an amendment to Article Fourth of the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten consolidation of the Company's issued and outstanding shares of Common Stock, par value $.01 and to decrease the number of authorized shares of Common Stock from 300,000,000 to 100,000,000.

If the proposed amendment is approved by the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, Series D, Article Fourth will read as follows:

           "FOURTH: This Corporation is authorized to issue a total of One Hundred One Million Two Hundred Thousand (101,200,000) shares of stock consisting of two classes of shares to be designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000), each with a par value of one cent ($0.01) and the number of shares of Preferred Stock authorized to be issued is One Million Two Hundred Thousand (1,200,000), each with a par value of six dollars ($6.00). The Preferred Stock may be issued in series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors is also authorized to determine, fix, alter or revoke the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

           Each ten (10) issued and outstanding shares of Common Stock of this Corporation shall hereby be combined into one (1) share of validly issued, fully paid and non-assessable share of Common Stock par value $0.01 per share. Each person as of [the date that this amendment is filed] holding of record any issued and outstanding shares of Common Stock shall receive upon surrender to the Company's transfer agent a stock certificate or certificates to evidence and represent the number of shares of post-consolidation Common Stock to which such shareholder is entitled after giving effect to the consolidation; provided, however, that all fractional shares resulting therefrom shall be paid in cash."

The foregoing proposed amendment to the certificate of incorporation of the Company was unanimously adopted by the Board of Directors who directed that it be submitted for shareholder approval. The amendment will result in one share of post-consolidated Common Stock ("New Common Stock") being received in exchange for each ten presently issued and outstanding shares of Common Stock ("Old Common Stock").

The rights of the shares of the Common Stock before and after the proposed consolidation will be the same and the proposed consolidation will not affect any shareholders' proportionate equity interest in the Company or the rights, preference or privileges of any shareholder, other than an immaterial adjustment which may occur due to the purchase of any fractional shares of Common Stock. Shares issuable pursuant to any outstanding stock options, warrants and convertible securities will also be combined in the same ratio.

The Company currently has outstanding 204,167 shares of Preferred Stock, Series D, with each share of Preferred Stock, Series D, convertible into such number of shares of Common Stock as is determined by dividing $6.00 and accrued but unpaid dividends by the Preferred Stock, Series D, conversion price, as defined in the agreement, in effect on the conversion date. The Preferred Stock, Series D, conversion price shall initially be $1.00 per share. In the event this proposal 3 is adopted by the shareholders, including shareholders holding Preferred Stock, Series D, the number of outstanding shares of Preferred Stock, Series D, would not be reduced, but the conversion ratio of Preferred Stock, Series D, will be adjusted for the one-for-ten consolidation of Common Stock.

Assuming that Proposal No. 2 in this Proxy Statement is approved by the shareholders, the Company will be authorized to issue 300,000,000 shares of Common Stock and 1,200,000 shares of Preferred Stock, of which 252,186,768 shares of Common Stock and 204,167 shares of Preferred Stock, Series D, are issued and outstanding. Proposal 3 will effect a one-for-ten consolidation of outstanding Common Stock and will decrease the authorized number of shares of Common Stock from 300,000,000 to 100,000,000. There would be no effect on the Preferred Stock, Series D, outstanding except for the conversion ratio adjustment discussed above.

The  following  table  illustrates  the  principal  effects   of  the  proposed
consolidation.

NUMBER OF                        PRIOR TO                AFTER
SHARES OF                        PROPOSED                PROPOSED
COMMON STOCK                     AMENDMENT {(1)}         AMENDMENT

Authorized                       300,000,000             100,000,000

Outstanding                      252,186,768              25,218,676 (2)

Available for Future Issuance     47,813,232              74,781,324 (2)


(1) Based on Common Stock outstanding and reserved for issuance as of the record date and assumes that shareholders approve Proposal No. 2.

(2) Subject to minor adjustment due to the purchase of fractional shares resulting from the consolidation.

If as a result of the consolidation there remain fractional shares, the Company shall purchase for cash such fractional shares based on the closing price of the Common Stock as of the date the amendment is filed with the Secretary of State of Delaware.

REASONS FOR THE PROPOSED CONSOLIDATION

The Board of Directors believes that the current per share price of the Common Stock and the large number of shares of Common Stock outstanding may have had a negative effect on the marketability of the existing Common Stock, the amount and percentage of transaction costs paid by individual shareholders, and the potential ability of the Company to raise capital by issuing additional shares of Common Stock. The Board of Directors is hopeful that after the consolidation the market will react positively and in such a fashion that the price of the Company's Common Stock will rise and will no longer be considered low-priced by the investment community. The Board of Directors recognizes that the proposed consolidation will not, in itself, result in the Company's Common Stock being categorized other than as a low-priced stock, and that the only path to being categorized as other than a low-priced stock is sustained growth and profitability, neither of which can be assured.

The Company believes there are several reasons why the proposed consolidation may enhance the value of and marketability of the Common Stock. These reasons are summarized as follows:

First, certain institutional investors have internal policies preventing the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time-consuming procedures (including, but not limited to requiring branch manager approval) that function to make the handling of low-priced stocks unattractive to brokers or prevent brokers from purchasing low-priced stock rather than looking to such factors as the underlying nature and quality of the issuer, and its reported results and prospects for future profitability. Others require the broker to obtain a non-solicitation letter from the client when a client desires to purchase a low-priced stock.

Second, since the broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Company's Common Stock can result in individual shareholders paying transaction costs (commissions, mark-ups or mark-downs) which are a higher percentage of their total share value than would be the case if the Company's share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase Company Common Stock.

The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed consolidation, and the resulting anticipated increased price level, will encourage interest in the Company's New Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the proposed consolidation. Also, the increase in the price level of the New Common Stock as a consequence of the proposed consolidation may be proportionately less than the decrease in the number of shares outstanding. There can be no assurances that the per-share price level of the New Common Stock immediately after the proposed consolidation will be maintained for any period.

The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "TNET." On September 30, 1996, the high ask and low bid prices for the Company's Common Stock was $0.20. There is no public market for Company's Preferred Stock, Series D.

Set forth below are the high ask and low bids for the Common Stock of the Company for each of the last eight quarters. The quotations are derived either from the IDD Information Services, Tradeline Database or the National Association of Securities Dealers, Inc. and reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions in the Common Stock.

     PERIOD                               HIGH       LOW

Quarter ending September 30, 1994         $2.25      $1.03
Quarter ended December 31, 1994           $1.56      $0.63
Quarter ended March 31, 1995              $1.56      $0.63
Quarter ended June 30, 1995               $0.91      $0.38

Quarter ended September 30, 1995          $0.63      $0.13
Quarter ended December 31, 1995           $0.19      $0.05
Quarter ended March 31, 1996              $0.13      $0.03
Quarter ended June 30, 1996               $0.28      $0.05

EXCHANGE OF STOCK CERTIFICATES

If the proposed amendment is approved by the shareholders, the Company will file an amendment to its certificate of incorporation as soon as is practicable after the Annual Meeting. The proposed consolidation will become effective upon the filing of that amendment (the "Effective Date"). American Securities Transfer & Trust, Inc. has been appointed exchange agent (the "Exchange Agent") to act for shareholders in effecting the exchange of their certificates.

Shareholders will be notified and requested to surrender their certificates representing shares of Old Common Stock to the Exchange Agent in exchange for certificates representing shares of New Common Stock. Commencing with the Effective Date, however, each certificate representing shares of Old Common Stock will be automatically deemed, without any action on the part of the holders thereof, for all purposes to evidence ownership of shares of New Common Stock.

No scrip or fractional share certificates of New Common Stock will be issued in connection with the proposed consolidation. Shareholders who would otherwise receive fractional shares will receive cash for such fractional shares.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax consequences of the proposed consolidation are set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and so is necessarily general. Therefore, shareholders are advised to consult with their own tax advisor(s) for more detailed information relating to their individual tax circumstances.

     1. The proposed consolidation will be a tax-free recapitalization for the Company and its shareholders.

     2. The shares of New Common Stock in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Old Common Stock held by that shareholder immediately prior to the proposed consolidation.

     3. A shareholder's holding period for shares of New Common Stock will include the holding period of shares of Old Common Stock exchanged therefore, provided that the shares of Old Common Stock on the Effective Date were capital assets in the hands of the shareholder.

     4. To the extent that a shareholder receives cash in lieu of a fractional share, the shareholder will recognize a gain or loss based on the difference between the cash price and the shareholder's basis in the fractional share.

REGISTRATION AND TRADING

The New Common Stock will continue to be registered under the Securities Exchange Act of 1934 and the Company will continue to file periodic reports with the Securities and Exchange Commission. In addition, the shares of New Common Stock will continue to be traded on the OTC Bulletin Board. The Company currently has no intention of entering into a future transaction or business combination the result of which would be deregistration of the New Common Stock under the Securities Exchange Act of 1934.

USES OF AUTHORIZED SHARES AVAILABLE FOR FUTURE ISSUANCE

Any authorized shares of Common Stock or Preferred Stock may be issued in connection with private placements, acquisitions, or stock compensation arrangements as well as public offerings and settlements with creditors and service providers. Such issuances may be effected by the Board of Directors without further stockholder consent. The Company currently has no plans to issue additional shares of Common Stock or Preferred Stock in connection with any acquisitions. The issuance of additional shares may involve dilution of the equity interests and voting power of existing stockholders.

POSSIBLE ANTI-TAKEOVER EFFECTS

The ability of the Company's Board of Directors to issue the authorized shares of Common Stock or Preferred Stock to third parties without obtaining consent of the stockholders may have the effect of discouraging persons from pursuing a non-negotiated takeover of the Company and preventing certain changes in control. The Board may issue, in the future, additional shares of Common or Preferred Stock to finance the Company. At this time, however, the Company has no agreements or understandings to do so.

VOTE REQUIRED AND BOARD OF DIRECTORS RESERVATION OF RIGHTS

Under Delaware law, approval of Proposal 3 requires the affirmative vote of at least a majority of the outstanding shares of Common Stock and Preferred Stock, Series, D, voting together as a class, of the Company. The Board of Directors reserves the right, notwithstanding stockholders approval and without further action by the stockholders, to not proceed with the share consolidation if at any time prior to filing the Amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the share consolidation is no longer in the best interests of the Company and its stockholders.

NO DISSENTER'S RIGHTS

Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's Amended and Restated Certificate of Incorporation to effect the share consolidation.

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR this Proposal 3.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERIES E PREFERRED STOCK

On November 18, 1994, the Company entered into a series of agreements for the purchase of Series E Convertible Preferred Stock with James W. Cameron, Jr. and Dr. Max Negri, two existing stockholders. The transaction included a debt to equity conversion of $2,232,856 and an additional aggregate cash investment of $1,215,004 in exchange for the issuance of 287,322 shares of Series E Preferred Stock.

On December 1,1995, the holders of all the outstanding shares of the Company's Series E Preferred Stock tendered those shares for conversion into 223,359,332 shares of the Company's Common Stock pursuant to the terms of the Series E Preferred Stock Purchase Agreement. As of the conversion date, 200,000,000 common shares were authorized; therefore, 52,186,768 shares were recorded as Common Stock to be issued until such time as the number of authorized shares can be increased. See "Proposal 2."

PRIVATE PLACEMENT UNITS

In February 1995, the Cameron Foundation, an existing stockholder, purchased 1,050,000 units at $1.00 per unit, each unit consisting of one share of the Company's Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $1.50 per share or $0.75 below the last trading price on the date of the notice of exercise, whichever is lower. In March 1995 when the trading price was under $0.75 the Cameron Foundation exercised its warrant for no additional consideration.

FINANCING ARRANGEMENTS

Mr. Cameron is the guarantor of the Company's line of credit with a bank (the "Continuing Guaranty"). As consideration for the execution of the Continuing Guaranty, the Company entered into a Reimbursement Agreement with Mr. Cameron pursuant to which a designee of Mr. Cameron received a warrant to purchase 100,000 shares of the Company's Common Stock at an exercise price of $1.50 per share. Pursuant to the Reimbursement Agreement, in the event that Mr. Cameron is required to pay the bank any monies under the Continuing Guaranty, the Company is required to repay Mr. Cameron the amount of each payment by either
1) paying an equal cash amount or 2) issuing to Mr. Cameron a non-convertible note (the "Straight Note") in the principal amount of such payment by Mr. Cameron, bearing interest at an interest rate equal to the interest rate of the line of credit on the date of such payment and subject to adjustment when and to the extent that the interest rate prevailing under the line of credit may change.

Furthermore, under the terms of the Reimbursement Agreement, upon written demand by Mr. Cameron, the Straight Note will be replaced by a convertible note (the "Convertible Note") in a principal amount equal to the Straight Note and bearing interest at the same rate. The conversion price of the Convertible
Note is equal to the "Applicable Percentage," as defined in the Reimbursement Agreement, of the average trading price of the Company's Common Stock over the period of ten trading days ending on the trading day next preceding the date of issuance of such Convertible Note. The Applicable Percentage, which was originally 50%, has been reduced to 20% per the terms of the Reimbursement Agreement due to the Bank extending the maturity date of the line of credit. The Applicable Percentage may not be reduced below 20%.

During fiscal 1996, the Company borrowed $738,752 from the Cameron Foundation and the Negri Foundation, two existing stockholders, pursuant to three unsecured promissory notes. All three notes mature on December 31, 1996 and bear interest at 10.25%. Beginning in October 1996, the Company is required to make monthly interest payments on the notes totaling $12,724.

OTHER

In July 1994, the Company entered into an interim working agreement with Cameron & Associates, Inc., which is owned by Mr. Cameron & Dr. Negri, to provide computer systems design, integration and operations in connection with a Cameron & Associates, Inc. contract for provision of health care information systems in Russia. In February 1995, the systems integration and detailed design activities project was discontinued and the entire project was phased out over a period of sixty days. The Company was reimbursed at cost for expenditures incurred under this agreement.

Beginning in November 1995,  the Company leased approximately 9,000 square feet
of office space from Mr. Cameron  at  $8,925  per  month.   The  current  lease
expires in November 1996.


              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based solely upon a review of copies of such forms received by it, the Company believes that during fiscal 1996 all filing requirements applicable to officers, directors and greater than ten percent stockholders were satisfied except that Mr. O'Neil inadvertently failed to file a Form 3 on a timely basis with respect to the grant of options to purchase shares of Common Stock representing one transaction, and Messrs. Alexander, Faust and Van Derven each inadvertently failed to file a Form 4 on a timely basis with respect to the adjustment of the exercise price of existing options and grant of options to purchase shares of Common Stock representing two transactions.


                           EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and one other executive officer for the years ended June 30, 1996, 1995 and 1994. No other person made over $100,000 during the fiscal year 1996.

Columns regarding "Bonus," "Restricted Stock Awards" and "Long-Term Incentive Plan [LTIP] Payouts" are excluded because no reportable payments were made to such executive officers for the relevant years.

                         SUMMARY COMPENSATION TABLE

                                                                Long-Term Compensation
                           Annual Compensation                          Awards            Payouts

   Name and             Fiscal                        Other Annual      Options/        All Other
PRINCIPAL POSITION      Year         Salary ($)       Compensation($)   SARs (#)       Compensation

George R. Van Derven,    1996        131,667                 -          375,000(3)       None
President and Chief and  1995        130,000          2,580(2)          None             None
Executive Officer (1)    1994         92,667          5,235(2)          700,000(3)       None

James D. Alexander,      1996         108,000                -          270,000(4)       None
Vice President of        1995         108,000         1,065(2)           50,000(4)       None
Operations               1994          22,500         2,197(2)          200,000(4)       None

(1) Mr. Van Derven was elected Chief Executive Officer September 1, 1995, prior to that date he was Chief Operating Officer.
(2) The Company paid expenses related to corporate housing for Messrs. Van Derven and Alexander.
(3) The Company granted to Mr. Van Derven an option to purchase 375,000 shares of Common Stock at $0.078125 per share and adjusted the exercise price of previously issued options to purchase 700,000 shares at $0.078125 in April 1996.
(4) Mr. Alexander received an option to purchase 270,000 shares of Common Stock at $0.078125 per share in April 1996. An option to purchase 50,000 shares at $1.00 per share was granted in October 1994, and in April 1996 the exercise price of this option along with 200,000 other options previously granted was adjusted to $0.078125 per share.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

          NAME              Options/SARs        Percent of total       Exercise       Expiration
                             GRANTED (#)     options/SARs granted to   Price ($/SH)   Date
                                             Employees in fiscal year
George R. Van Derven           375,000                22.5%             $0.078125       4/10/2006


James D. Alexander             270,000                16.2%             $0.078125       4/10/2006

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

No options were exercised in fiscal 1996 by any of the officers named in the Summary Compensation Table. The following table sets forth the value of unexercised options and SARs held by the named executives at fiscal year end:

         NAME                 Shares                Value            Options/SARs           Value of
                             Acquired            Realized($)           at Fiscal       Unexercised in-the-
                           on Exercise #                              Year-End(#)      Money Options/SARs
                                                                    Exercisable(E)/      at Fiscal Year-
                                                                      Subject to             End(1)
                                                                     Repurchase(U)       Exercisable(E)/
                                                                                           Subject to
                                                                                          Repurchase(U)
George R. Van Derven             0                   $0                700,000(E)          $43,750(E)
                                                                       375,000(U)          $23,438(U)
James D. Alexander               0                    0                250,000(E)          $15,625(E)
                                                                       270,000(U)          $16,875(U)

________________

(1) Based on the $0.14 per share final trading price of the Common Stock at June 28, 1996.

SPECIAL STOCK OPTION PLAN

In June 1993 the Board of Directors adopted the 3Net Systems, Inc. Special Stock Option Plan which authorizes 188,000 shares of Common Stock for the grant of options. In June 1993 the Board of Directors granted options with respect to 187,145 shares of Common Stock to approximately 43 employees. Options to purchase 138,012 shares of Common Stock under the Special Stock Option Plan were canceled through April 10, 1996, at which time the remaining 49,133 options were canceled and reissued under the 1993 Stock Option/Stock Issuance Plan. The reissued options have a $0.078125 option price, the closing market price on that day.

1993 STOCK OPTION/STOCK ISSUANCE PLAN

The 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"), pursuant to which key employees (including officers) and consultants of the Company and the non-employee members of the Board of Directors may acquire an equity interest in the
Company,   was   adopted   by   the  Board  of  Directors  and
Shareholders during 1993.

An aggregate of 4,000,000 shares of Common Stock are reserved for issuance over the ten year term of the 1993 Plan. However, no officer of the Company may be issued more than 2,000,000 shares of Common Stock under the 1993 Plan. The 1993 Plan contains three separate components: (i) a Discretionary Option Grant Program under which key employees and consultants may be granted options to purchase Common Stock; (ii) an Automatic Option Grant Program under which option grants will be made at periodic intervals to non-employee Board members; and (iii) a Stock Issuance Program under which eligible individuals may be issued shares of Common Stock, either through immediate purchase or as a bonus based on performance criteria. The 1993 Plan is administered by the Compensation Committee. The shares issuable under the 1993 Plan will either be shares of the Company's authorized but previously unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased on the open market and held as treasury shares. As of June 30, 1996, approximately 857,113 shares are available under the 1993 Plan for grant.

During fiscal 1996, the Company granted options to purchase 375,000 and 270,000 shares of Common Stock for Messrs. Van Derven and Alexander, respectively. In addition, during fiscal 1996, Mr. O'Neil received options to acquire 50,000 shares of Common Stock pursuant to the Automatic Option Grant Program of the 1993 Plan. Further, during fiscal 1996, the Compensation Committee agreed to reprice previously granted options to Messrs. Van Derven, Alexander and Faust of 700,000, 200,000, and 50,000 shares at $.078125 per share which represented the closing price of the Company's Common Stock as of that date.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS

The Company does not have and has not had any long-term incentive plans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON THE REPRICING OF OPTIONS

The Company currently has the Special Stock Option Plan and the 1993 Stock Option/Stock Issuance Plan which are administered by the Compensation Committee. The purposes of these plans are to (1) align the interest of management, employees, and shareholders to build shareholder value by encouragement of consistent, long-term growth; (2) attract and retain key executive officers essential to the long-term success of the Company; (3) reward executive officers for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company; (4) provide direct linkage between the compensation payable to executive officers and the Company's attainment of annual and long-term financial goals and targets; and (5) emphasize regard for performance at the individual and corporate level.

During fiscal 1995, the Company granted options to purchase 578,901 shares of the Company's Common Stock at exercise prices ranging from $.625 to $1.00 per share to employees and officers. Due to the poor financial condition of the Company, the price of the Company's Common Stock substantially decreased. As a result, many employees no longer felt that they had a financial interest in the Company because their options were "out of the money" and left the Company. In an effort to retain quality employees, the Compensation Committee, on April 10, 1996, repriced options to acquire 1,159,217 shares of Common Stock to $.078125 per share, the closing market price that day. Of the 1,159,217 shares repriced, 700,000 were attributed to Mr. Van Derven, 250,000 were attributed to Mr. Alexander, and 50,000 were attributed to Dr. Faust.

Compensation Committee Members:
  Edward L. Lammerding
  Thomas W. O'Neil, Jr.

                           PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as to (i) the persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock and Preferred Stock as of June 30, 1996, (ii) all directors of the Company, (iii) all executive officers of the Company and (iv) all directors and officers of the Company as a group.

                                                                          COMMON STOCK
NAME AND ADDRESS OF
BENEFICIAL OWNER                                        NUMBER OF SHARES              PERCENT(1)
James W. Cameron, Jr.                                        200,536,766 (2)            79.34%
629 J Street
Sacramento, CA  95814

Max Negri, M.D.                                               27,661,631 (3)            10.94%
31244 Palos Verdes Drive West
Suite 234
Rancho Palos Verdes, CA  90274

George R. Van Derven                                           1,075,000 (4)               *

James D. Alexander                                               520,000 (5)               *

Edward L. Lammerding                                              65,000 (6)               *

Gerald W. Faust, Ph.D.                                            50,000 (7)               *

Thomas W.  O'Neil, Jr.                                            50,000 (8)               *

All directors and executive officers                           1,760,000 (9)               *
as a group (5 persons)

____________________

*   Less than 1.0%.
(1) Based on a total of 252,186,768 shares of Common Stock outstanding and to be issued as of June 30, 1996.
(2) Includes 548,402 shares issuable upon conversion of 76,167 shares of Preferred Stock, Series D, and 15,000 shares issuable upon exercise of warrants, all of which are currently convertible or exercisable. Also includes 1,750,000 shares held by Mr. Cameron in an IRA and
    2,132,500  shares  held  by  the  Cameron  Foundation.   Mr.  Cameron
    disclaims  beneficial ownership in the shares  held  by  the  Cameron
    Foundation.
(3) Includes 597,600 shares issuable upon conversion of 83,000 shares of Preferred Stock, Series D, currently convertible.
(4) Includes 1,075,000 shares issuable upon exercise of options, 700,000 of which are not subject to repurchase.
(5) Includes 520,000 shares issuable upon exercise of options, 250,000 of which are not subject repurchase.
(6) Includes 50,000 shares issuable upon exercise of options of which 33,333 are not subject to repurchase, and 15,000 shares issuable upon exercise of warrants held by Sierra Resources Corporation all of which are currently exercisable.
(7) Includes 50,000 shares issuable upon exercise of options of which 33,333 are not subject to repurchase.
(8) Includes 50,000 shares issuable upon exercise of options of which all are subject to repurchase.
(9) Includes 1,745,000 shares issuable upon exercise of options and 15,000 issuable upon exercise of warrants, 1,031,666 of which are not subject to repurchase.

                                             PREFERRED STOCK, SERIES D
NAME AND ADDRESS OF
BENEFICIAL OWNER                    NUMBER OF SHARES                PERCENT
James W. Cameron, Jr.                    76,167                      37.3
629 J Street
Sacramento, CA  95814

W. Robert Ramsdell                      45,000                       22.0
474 Paseo Miramar
Pacific Palisades, CA  90272

Max Negri, M.D.                         83,000                       40.7
31244 Palos Verdes Drive West
Suite 234
Rancho Palos Verdes, CA  90274

All directors and executive officers    -0-                          -0-
as a group (5 persons)


                     APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP, has been selected as the Company's independent auditors for the year ended June 30, 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                OTHER MATTERS

As of the date of this proxy statement, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting of Stockholders. If other matters properly come before the Annual Meeting, those persons named in the accompanying proxy will vote in accordance with their judgment.

                                RECENT EVENTS

On October 30, 1996, the SEC accepted 3Net's offer of settlement whereby it has consented, without admitting or denying liability, to a cease and desist order that it will not commit or cause any future violation of certain Federal securities laws.

As previously disclosed in its periodic filings with the SEC, the settlement relates to allegations made by the SEC that 3Net, through prior management no longer associated with 3Net, made certain misrepresentations concerning its medical computer application systems and financial results in connection with its public offering in August 1992.

                     1997 ANNUAL MEETING OF STOCKHOLDERS

Stockholders are entitled to present proposals for action at stockholders' meetings if they comply with the requirements of the proxy rules. In connection with this year's Annual Meeting, no stockholder proposals were presented. Any proposals intended to be presented at the 1997 Annual Meeting must be received at the Company's offices on or before June 20, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.


                                 BY  ORDER  OF  THE  BOARD  OF DIRECTORS


                                 GEORGE R. VAN DERVEN
                                 President and Chief Executive Officer


Sacramento, California
October 28, 1996

                      3NET SYSTEMS, INC.

          PROXY SOLICITED BY THE BOARD OF DIRECTORS

     Annual Meeting of Stockholders -- November 21, 1996


     The undersigned stockholder of 3NET SYSTEMS, INC. (the "Company"), revoking all previous proxies, hereby appoints GEORGE R. VAN DERVEN and JAMES D. ALEXANDER, or any of them, as proxies of the undersigned, and authorizes either or both of them to vote all shares of the Company's Common Stock and Preferred Stock held of record by the undersigned as of the close of business on October 23, 1996 at the Annual Meeting of Stockholders of the Company to be held on Thursday, November 21, 1995, at 10:00 a.m., local time, at 629 J Street, Sacramento, California 95814, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), according to the votes the undersigned would be entitled to cast if then personally present.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO
DIRECTION  IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL OF THE
NOMINEES AND "FOR" PROPOSALS 2 AND 3 BELOW:

1.  Election of Directors:

     <square>   FOR  ALL  NOMINEES  LISTED  BELOW  (EXCEPT  AS
                SPECIFIED)

           Gerald W. Faust, Ph.D.
           W.  Robert Keen
           Edward L. Lammerding
           Thomas W. O'Neil, Jr.

     <square>  WITHHOLD AUTHORITY FOR ALL NOMINEES

   To withhold authority to vote for any individual nominee, draw a line through that nominee's name.

2.  A proposal to  amend  the  Company's  Amended and Restated
Certificate   of  Incorporation  to  increase  the   Company's
authorized number of shares of Common Stock from 200,000,000 shares to 300,000,000 shares.

                        <square>   <square>   <square>
                          FOR      AGAINST    ABSTAIN

3. A proposal to amend the Company's Amended and Restated Certificate of Incorporation to provide for a one-for-ten consolidation of the Company's Common Stock and to decrease the number of authorized shares of Common Stock from 300,000,000 to 100,000,000.

                       <square>    <square>    <square>
                          FOR       AGAINST    ABSTAIN

4. The authority of the proxy, in his discretion, to vote on such other business as may properly come before the Annual
Meeting, or any adjournment(s) or postponement(s) thereof.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said proxy may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the stockholder's name is signed as set forth below or a seal affixed or the descriptions, authority or capacity of the person signing is given or any other defect of signature exits.


                            DATED:                   , 1996


                                 (Stockholder's Signature)


                                 Print Name

                                 (Stockholder's Signature)


                                 Print Name

NOTE:  PLEASE  MARK, DATE AND SIGN THIS PROXY AND RETURN IT
IN  THE  ENCLOSED   ENVELOPE.  Please    sign   this   Proxy
exactly as  the  name appears in  the  address  below.   If
shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, such as attorney-in-fact, executor,
administrator,   trustee   or guardian,  please  give  full
title and attach evidence of authority. If signer is a corporation, please sign the full corporate name and an
authorized   officer   should sign  his name and title  and
affix the corporate seal.

                                 STOCKHOLDER'S ADDRESS:







PLEASE  COMPLETE,  SIGN  AND  DATE THIS PROXY  AND  RETURN  IT
PROMPTLY IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER OR NOT
YOU PLAN TO ATTEND THE ANNUAL MEETING.